Pacific Select Fund NSAR 06-30-06

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

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The following documents are included in Registrant's Form Type N1A/A,
Accession No. 0000892569-06-000052 filed on January 24, 2006, and incorporated by reference herein:

Loomis, Sayles & Company, L.P. Portfolio Management Agreement

Columbia Management Advisors, LLC Notice of and Consent to Transfer of Portfolio Management Agreement

A I M Capital Management, Inc. Amendment to Portfolio Management Agreement

Distribution Agreement






The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000892569-06-000595 filed on April 27, 2006, and incorporated by reference herein:

Fee Schedule to MFS Investment Management Portfolio Management Agreement

Agreement Regarding Continuation of Sub-Advisory Agrements for Lazard Asset Management LLC

Alliance Capital Management L.P. Portfolio Management Agreement

Batterymarch Financial Management, Inc. Portfolio Management Agreement

Lazard Asset Management LLC Fee Schedule to Portfolio Management
Agreement

Lazard Asset Management LLC Fee Schedule to Portfolio Management
Agreement

NFJ Investment Group L.P. Amendment to Portfolio Management Agreement

Capital Guardian Trust Company Amendment to Portfolio Management
Agreement

Lazard Asset Management LLC Amendment to Portfolio Management
AGreement

Van Kampen Amendment to Portfolio Management Agreement

Mercury Advisors Amendment to Portfolio Management Agreement

MFS Investment Management Amendment to Portfolio Management Agreement

MFS Investment Management Amendment to Portfolio Management Agreement







PACIFIC SELECT FUND
AMENDMENT NO. 5 TO THE
PORTFOLIO MANAGEMENT AGREEMENT

	The Portfolio Management Agreement (the "Agreement") the first made the 2nd day of January 2001,and as amended thereafter, by and among Pacific Life Insurance Company ("Investment Adviser"), a Nebraska corporation, Massachusetts Financial Services Company ("Portfolio Manager"), a Delaware corporation, and Pacific Select Fund, a Massachusetts business trust ("Fund"), is hereby amended to add the provisions set forth below (together the "Amendment"), which is made this 1 day of May, 2006.

In consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement.

Section 2 of the Agreement, Portfolio Manager Duties, is amended to add the following:

Portfolio Manager:

1.	will provide assistance to the Investment Adviser, custodian or recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Fund's valuation procedures as provided in writing to the Portfolio Manager and/or the Registration Statement, the value of any portfolio securities or other assets of the Portfolios for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. This assistance includes (but is not limited to):
(i) designating and providing timely access, independently on an as needed basis and upon the request of the Investment Adviser or custodian, to one or more employees of the Portfolio Manager who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board's Valuation Committee convenes; (ii) notifying the Investment Adviser in the event the Portfolio Manager determines, with respect to a security that is held both by the Portfolio and by another account managed by the Portfolio Manager, the value of such security pursuant to the Portfolio Manager's procedures for determining the fair value of a security;
(iii) obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolios; (iv) verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with the Fund's valuation procedures, as they may be amended from time to time; and (v) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Investment Adviser or the Fund upon request. Such records shall be deemed Fund records.

2.	will assist the Fund and the Fund's Chief Compliance Officer ("CCO")
in complying with Rule 38a-1 under the 1940 Act. Specifically, the Portfolio Manager represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Portfolio Manager's compliance program, which access shall include on-site visits with the Portfolio Manager as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Portfolio Manager agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Portfolio Manager's compliance program.

3.   	will comply with its policy on selective disclosure of portfolio holdings of the Fund (the "Selective Disclosure Policy"), as may be amended from time to time. Any amendments will be provided in writing to the Investment Adviser. In complying with its Selective Disclosure Policy in connection with any selective disclosure of portfolio holdings of the Fund, the Portfolio Manager agrees to enter into written confidentiality agreements with third parties in compliance with applicable law (including only under circumstances where legitimate business purposes for the selective disclosure exist and where the recipients of the selective disclosure are subject to a duty of confidentiality, including a duty not to trade on nonpublic information).
The Portfolio Manager agrees to provide an annual certification with respect to compliance with the Selective Disclosure Policy.

5.  	will notify the Investment Adviser promptly in the event that, in the judgment of the Portfolio Manager, Portfolio share transaction activity becomes disruptive to the ability of the Portfolio Manager to effectively manage the assets of a Portfolio consistent with the Portfolio's investment objectives and policies.

6.  	will provide assistance as may be reasonably requested by the
Investment Adviser in connection with compliance by the Portfolios with any current or future legal and regulatory requirements related to the services provided by the Portfolio Manager hereunder.

7.	will provide such certifications to the Fund as the Fund or the
Investment Adviser may reasonably request related to the services provided by the Portfolio Manager hereunder.

Section 3 of the Agreement, Disclosure about Portfolio Manager, is amended to add the following:

The Portfolio Manager further agrees to notify the Investment Adviser and the Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement respecting or relating to the Portfolio Manager contained therein that becomes untrue in any material respect. With respect to the disclosure respecting each Portfolio, the Portfolio Manager represents and agrees that the description in the Fund's prospectus contained in the following sections: "The portfolio's investment goal," and "What the portfolio invests in" (collectively, "Portfolio Description") is consistent with the manner in which the Portfolio Manager intends to manage each Portfolio, and the description of "Risks you should be aware of" ("Risk Description") is consistent with risks known to the Portfolio Manager that arise in connection with the manner in which the Portfolio Manager intends to manage the Portfolio.

Section 4 of the Agreement, Expenses, is amended to add the following:

The Fund, the Portfolio Manager and the Investment Adviser shall not be considered as partners or participants in a joint venture.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC LIFE INSURANCE COMPANY

By: /s/ James T. Morris		 	By: /s/ Audrey L. Milfs
Name: James T. Morris     		Name: Audrey L. Milfs
Title: Chief Operating Officer		Title:_Vice President & Secretary


MASSACHUSETTS FINANCIAL SERVICES COMPANY

By: /s/ Robert J. Manning
Name:  Robert J. Manning
Title: President and Chief Executive Officer


PACIFIC SELECT FUND
By: /s/ James T. Morris
Name: James T. Morris
Title: President









PACIFIC SELECT FUND
AMENDMENT NO. 3 TO THE
PORTFOLIO MANAGEMENT AGREEMENT

	The Portfolio Management Agreement (the "Agreement") the first made the 3rd day of April, 2002, and the second made the 22nd day of July, 2004, by and among Pacific Life Insurance Company ("Investment Adviser"), a Nebraska corporation, Janus Capital Management LLC ("Portfolio Manager"), a Delaware limited liability company, and Pacific Select Fund, a Massachusetts business trust ("Fund"), is hereby amended to add the provisions set forth below (together the "Amendment"), which is made this 17th day of May, 2006.

In consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement.

Section 2 of the Agreement, Portfolio Manager Duties, is amended to add the following:

Portfolio Manager:

1.	will provide assistance to the Investment Adviser for the Fund in determining or confirming, consistent with the procedures and policies stated in the Fund's valuation procedures and/or the Registration Statement, the value of any portfolio securities or other assets of the Portfolios for which the Investment Adviser seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. Updates to the Fund's valuation procedures will be forwarded to the Portfolio Manager as soon as available. This assistance includes (but is not limited to): (i) providing timely access, upon the request of the Investment Adviser, to
(a) information regarding the security/issuer, its financial condition, trading and/or other relevant factors for valuation to assist the Investment Adviser in determining the fair value of all securities and other investments/assets in the Portfolios for which market prices are not readily available and to (b) an employee of the Portfolio Manager to use reasonable efforts to arrange for a representative of the Portfolio Manager who is knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, to be available for consultation when the Board's Valuation Committee convenes during normal business hours and upon reasonable notice; (ii) notifying the Investment Adviser of significant and non-significant events where the Portfolio Manager determines, with respect to a security that is held by the Portfolio or by another account managed by the Portfolio Manager, the value of such security pursuant to the Portfolio Manager's procedures for determining the fair value of a security; (iii) assisting the Investment Adviser in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolios;
(iv) verifying pricing and providing information related to fair valuations in accordance with the Fund's valuation procedures, as they may be amended from time to time; and (v) maintaining adequate records and written backup information with respect to the securities valuation information provided hereunder, and providing such information to the Investment Adviser or the Fund upon request. Such records shall be deemed Fund records. Both parties acknowledge and agree that all valuation information provided by Portfolio Manager to Investment Adviser is for the sole purpose of assisting the Investment Adviser in carrying out its fair valuation responsibilities.
This does not constitute a recommendation by Portfolio Manager for the pricing of any securities referenced. Investment Adviser acknowledges its responsibility to determine fair valuations for the Fund and agrees to hold harmless Portfolio Manager from any and all liabilities related to the fair valuation pricing of securities for the Fund. Portfolio Manager's valuation is developed by the Janus Internal Pricing Committee and may not be the valuation ultimately approved by the Board's Valuation Committee. Portfolio Manager does not accept any responsibility for the pricing obligations of the Fund. All valuation information is confidential and may not be provided to any party without the expressed written consent of Portfolio Manager.

2.	will reasonably assist the Fund and the Fund's Chief Compliance
Officer ("CCO") in complying with Rule 38a-1 under the 1940 Act. Specifically, the Portfolio Manager represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Portfolio Manager's compliance program, which access shall include on-site visits with the Portfolio Manager as may be reasonably requested from time to time.
In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Portfolio Manager agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Portfolio Manager's compliance program.

3.	will notify the Investment Adviser promptly in the event that, in the judgment of the Portfolio Manager, Fund share transaction activity becomes disruptive to the ability of the Portfolio Manager to effectively manage the assets of a Fund consistent with the Fund's investment objectives and policies.

4.  	will provide assistance as may be reasonably requested by the
Investment Adviser in connection with compliance by the Funds with any current or future legal and regulatory requirements related to the services provided by the Portfolio Manager hereunder.

5.	will provide such certifications to the Fund as the Fund or the
Investment Adviser may reasonably request related to the services provided by the Portfolio Manager hereunder.


Section 3 of the Agreement, Disclosure about Portfolio Manager, is amended to add the following:

The Portfolio Manager further agrees to notify the Investment Adviser and the Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement respecting or relating to the Portfolio Manager contained therein that becomes untrue in any material respect. With respect to the disclosure respecting each Fund, the Portfolio Manager represents and agrees that the description provided by the Portfolio Manager for inclusion in the Fund's prospectus contained in the following sections: "The Fund's investment goal," and "What the Fund invests in" (collectively, "Fund Description") is consistent with the manner in which the Portfolio Manager intends to manage each Fund, and the description of "Risks you should be aware of" ("Risk Description") is consistent with risks known to the Portfolio Manager that arise in connection with the manner in which the Portfolio Manager intends to manage the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.



PACIFIC LIFE INSURANCE COMPANY

By: /s/ James T. Morris   		 	By: /s/ Audrey L. Milfs
Name:	James T. Morris  			Name:	Audrey L. Milfs
Title:  Chief Operating Officer  		Title:  VP & Secretary


JANUS CAPITAL MANAGEMENT LLC
By: /s/ Michelle Rosenberg
Name: Michelle Rosenberg
Title: AVP


PACIFIC SELECT FUND
By: /s/ James T. Morris
Name:	James T. Morris
Title:	President



PACIFIC SELECT FUND
AMENDMENT NO. 1 TO THE PORTFOLIO MANAGEMENT AGREEMENT

	The Portfolio Management Agreement (the "Agreement") made the 1st day of May, 2003 by and among Pacific Life Insurance Company ("Investment Adviser"), a California corporation, Goldman Sachs Asset Management, L.P. ("Portfolio Manager"), a Delaware limited partnership organized under the laws of the State of Delaware, and Pacific Select Fund, a Massachusetts business trust, (the "Fund"), is hereby amended to add the provisions set forth below
(together the "Amendment"), which is made this 8th day of December, 2003.

In consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement.

Section 2 of the Agreement, Portfolio Manager Duties, is amended to add the following:

A1. 	Portfolio Manager will assist the Investment Adviser, the Fund, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and the obligations of, the Portfolio Manager hereunder. Specifically, and without limitation to the foregoing, the Portfolio Manager agrees to provide certifications to the principal executive and financial officers of the Fund (the "Certifying Officers") that correspond to and/or support the certifications required to be made by the Certifying Officers in connection with the preparation and/or filing of the Fund's Form N-CSR, shareholder reports, financial statements, and disclosure documents, in such form and content as the Fund shall reasonably request or as in accordance with procedures adopted by the Fund.

A2.	The Portfolio Manager and its affiliated persons are permitted to enter into transactions with the other portfolios of the Fund and affiliated persons of those other portfolios of the Fund (collectively, the "Other Portfolios"). In doing so, the Portfolio Manager is prohibited from consulting with the Investment Adviser or the portfolio managers of these Other Portfolios concerning securities transactions of the Portfolios except for the purpose of complying with the conditions of Rule 12d 3-1(a) and (b) under the Investment Company Act of 1940.


A4.	Portfolio Manager will exercise voting rights on portfolio securities held by a Portfolio in accordance with written policies and procedures adopted by the Portfolio Manager, which may be amended from time to time, and which at all times shall comply with the requirements under proxy voting rules and the guidance provided in Investment Company Act Release No. 25922 (Jan 31, 2003) (the "Adopting Release") and other applicable authority of the SEC and its staff as may be issued from time to time, including, without limitation, (i) the requirement that such policies and procedures address how a Portfolio will determine how to vote when a matter presents a conflict of interest; and (ii) proxy record keeping procedures; (collectively, "Proxy Voting Policies and Procedures"). The Portfolio Manager shall vote proxies on behalf of each Portfolio in a manner deemed by the Portfolio Manager to be in the best interests of each Portfolio pursuant to the Portfolio Manager's written Proxy Voting Policies and Procedures. The Portfolio Manager shall report to the Investment Adviser in a timely manner, a record of all proxies voted in accordance with the form and format required under the Adopting Release or as the Investment Adviser may reasonably request. The Portfolio Manager shall certify at least annually or more often as may reasonably be requested by the Investment Adviser, as to its compliance with its own proxy procedures, the Adopting Release, and other applicable authority of the SEC and its staff, if any.

Portfolio Manager acknowledges and agrees that the Fund may provide disclosure, notices, and information concerning the availability of the Portfolio Manager's Proxy Voting Policies and Procedures and shall disclose the voting record of each Portfolio, as required under the proxy voting rules.

A5.	Portfolio Manager agrees to pay to the Investment Adviser the cost of generating a prospectus supplement, which includes preparation, filing, printing, and distribution (including mailing) of the supplement, if the Portfolio Manager makes any changes that require immediate disclosure in the prospectus by supplement, including changes to its structure, to investment personnel, to investment style or management, or otherwise, unless such changes are at the direction of the Investment Adviser ("Changes"), and at the time of notification to the Fund by the Portfolio Manager of such Changes, the Fund is not generating a supplement for other purposes or the Fund does not wish to add such Changes to a pending supplement. However, such Changes will not be unreasonably withheld from a pending supplement.




IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.


PACIFIC LIFE INSURANCE COMPANY

By: /s/ Glenn S. Schafer	 	By: /s/ Audrey L. Milfs
Name:	Glenn S. Schafer		Name:   Audrey L. Milfs
Title:  President			Title:	Secretary



GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ James McNamara
Name:	James McNamara
Title:	Managing Director


PACIFIC SELECT FUND

By: /s/ Glenn S. Schafer
Name:	Glenn S. Schafer
Title:	President







PACIFIC SELECT FUND
AMENDMENT NO. 2 TO THE PORTFOLIO MANAGEMENT AGREEMENT

	The Portfolio Management Agreement (the "Agreement") the first made the 1st day of May, 2003, and amended the 8th day of December, 2003 by and among Pacific Life Insurance Company ("Investment Adviser"), a Nebraska corporation, Goldman Sachs Asset Management, L.P. ("Portfolio Manager"), a Delaware limited liability partnership organized under the laws of the State of Delaware, and Pacific Select Fund, a Massachusetts business trust (the "Fund"), is hereby amended to add the provisions set forth below (together the "Amendment"), which is made this 22 day of August, 2006.

In consideration of the renewal of the premises, the promises, and the mutual covenants contained in the Agreement and the good and fair consideration paid in connection with that Agreement.

Section 2 of the Agreement, Portfolio Manager Duties, is amended to add the following:

Portfolio Manager:

1.	will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Portfolio in determining or confirming, consistent with the procedures and policies stated in the Fund's valuation procedures and/or the Registration Statement, the value of any Fund securities or other assets of the Portfolios for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. This assistance includes (but is not limited to): (i) designating and providing timely access, independently on an as needed basis and upon the request of the Investment Adviser or custodian, to one or more employees of the Portfolio Manager who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board's Valuation Committee convenes; (ii) notifying the Investment Adviser in the event any Portfolio's security's value does not appear to reflect corporate actions, news, significant events or such security otherwise requires reviews to determine if fair valuation is necessary under the Portfolio's procedures (iii) notifying the Investment Adviser in the event the Portfolio Manager determines with respect to a security that is held by the Portfolio, the value of such security pursuant to the Portfolio Manager's procedures for determining the fair value of a security; (iv) obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolios; (v) verifying pricing and providing recommendations for fair valuations in accordance with the Portfolio's valuation procedures, as they may be amended from time to time; and (vi) maintaining adequate records and written backup information with respect to the securities valuation assistance provided hereunder, and providing such information to the Investment Adviser or the Portfolio upon request. Such records shall be deemed Portfolio records.

2.	will assist the Portfolio and the Portfolio's Chief Compliance Officer
("CCO") in complying with Rule 38a-1 under the 1940 Act. Specifically, the Portfolio Manager represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Portfolio Manager's compliance program, which access shall include on-site visits for the purpose of meeting with Portfolio Manager's personnel and/or Portfolio Manager to discuss compliance programs as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Portfolio Manager agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Portfolio Manager's compliance program.

3.	notwithstanding the above, the Portfolio Manager shall not be responsible for making any filings in connection with any securities litigation or class action lawsuits involving securities held or that were held in the Portfolio, and shall not incur any liability to the Investment Adviser by reason of any exercise of, or failure to exercise, any such discretion.

4.	will comply with the Portfolio's policy on selective disclosure of
Portfolio holdings of the Portfolio (the "Selective Disclosure Policy"), as provided in writing to the Portfolio Manager and as may be amended from time to time. The Portfolio Manager agrees to provide an annual certification with respect to compliance with the Portfolio's Selective Disclosure Policy.

5.  	will notify the Investment Adviser promptly in the event that, in the judgment of the Portfolio Manager, Portfolio share transaction activity becomes disruptive to the ability of the Portfolio Manager to effectively manage the assets of a Portfolio consistent with the Portfolio's investment objectives and policies.

6.  	will provide assistance as may be reasonably requested by the
Investment Adviser in connection with compliance by the Portfolios with any current or future legal and regulatory requirements related to the services provided by the Portfolio Manager hereunder.

7.	will provide such certifications to the Portfolio as the Portfolio or the Investment Adviser may reasonably request related to the services provided by the Portfolio Manager hereunder.

Section 3 of the Agreement, Disclosure about Portfolio Manager, is amended to add the following:

With respect to the disclosure respecting each Portfolio, the Portfolio Manager represents and agrees that the description in the Portfolio's prospectus contained in the following sections: "The Portfolio's investment goal," and "What the Portfolio invests in" (collectively, "Portfolio Description") is consistent with the manner in which the Portfolio Manager intends to manage each Portfolio, and the description of "Risks you should be aware of"
("Risk Description") is consistent with risks known to the Portfolio Manager that arise in connection with the manner in which the Portfolio Manager intends to manage the Portfolio.




IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year provided above for the Amendment.

PACIFIC LIFE INSURANCE COMPANY

By:	 /s/ James T. Morris		By:	/s/ Audrey L. Milfs
Name:	James T. Morris			Name:	Audrey L. Milfs
Title:	Chief Operating Officer		Title:	Vice President & Secretary


GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: 	/s/ Scott E. Kilgallen
Name:	Scott E. Kilgallen
Title:	Managing Director


PACIFIC SELECT FUND

By: 	/s/ James T. Morris
Name:	James T. Morris
Title:	President


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